ICC17 7740 FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH BONUS, ANNUAL STEP-UP AND DEATH BENEFIT Thank you for choosing Jackson National Life Insurance Company®, hereinafter referred to as "the Company" or "Jackson®." This guaranteed minimum withdrawal benefit (GMWB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below and are in effect on the Effective Date of this endorsement as shown on the Supplemental Contract Data Pages. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE DEATH BENEFIT PROVISIONS. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE DESIGNATED LIFE (AS DEFINED BY THIS ENDORSEMENT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. YOU ARE ENCOURAGED TO SEEK LEGAL AND/OR TAX ADVICE. AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO LIMIT, RESTRICT, SUSPEND OR REJECT ANY OR ALL SUBSEQUENT PREMIUM PAYMENTS. IF THE COMPANY EXERCISES SUCH RIGHT, YOU MAY NO LONGER BE ABLE TO FUND THIS BENEFIT, WHICH MAY IMPACT ITS POTENTIAL VALUE AND DURATION. PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THIS ENDORSEMENT PROVIDES NO CASH OR NONFORFEITURE VALUES. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this endorsement only. All terms defined in the Contract that are used in this endorsement have the same definition as in the Contract. ENDORSEMENT

ICC17 7740 2 "BENEFIT DETERMINATION BASELINE (BDB). The value the Company uses to determine whether the GAWA% will increase upon step-up. BONUS PERIOD. The time period over which the Owner is eligible for a bonus, as shown on the Supplemental Contract Data Pages. CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary. DESIGNATED LIFE. The life on which the GMWB benefit is based. The Designated Life is shown on the Supplemental Contract Data Pages. If the Owner is a natural person, then the Owner is the Designated Life. For Joint Owners, the oldest Joint Owner is the Designated Life. If the Owner is a non-natural person, the Annuitant is the Designated Life. If the Owner is a non-natural person and there are Joint Annuitants, the oldest Joint Annuitant is the Designated Life. EFFECTIVE DATE. The date defined on the Supplemental Contract Data Pages. GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum guaranteed amount the Owner is allowed to withdraw each Contract Year, subject to the RMD exception stated in this endorsement, for the guarantee to remain fully effective. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage upon which the GAWA is based. GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB withdrawal benefit charge component and other GMWB values are based. GWB ADJUSTMENT DATE. The date the GWB adjustment is applied to the GWB shown on the Supplemental Contract Data Pages. REQUIRED MINIMUM DISTRIBUTION (RMD). For certain Qualified Plan contracts, the Required Minimum Distribution is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only. For purposes of this endorsement, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract." 2) The following language is added to the GENERAL PROVISIONS of the Contract: "MISSTATEMENT OF AGE. If the age of the Designated Life is incorrectly stated on the Effective Date of the GMWB but falls within the allowable age range then, on the date the misstatement is discovered the GWB and GAWA will be recalculated based on the GAWA% applicable at the correct age. If the age of the Designated Life is incorrectly stated on the Effective Date of the GMWB and falls outside the allowable age range then, on the date the misstatement is discovered, the GMWB will be null and void and all GMWB Charges will be refunded.

ICC17 7740 3 REPORTS. For the current reporting period, if the GMWB is in effect, the Contract's annual report will also include: any bonus amount credited to the GWB, the beginning and ending GWB, the applicable GAWA% and the GAWA amount available for withdrawal in the following Contract Year, and the Contract Value after the application of the GMWB Charges." 3) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to take periodic partial withdrawals prior to the Income Date: 1) if the For Life Guarantee is in effect, for the lifetime of the Designated Life, or, if there are Joint Owners, the lifetime of the Joint Owner who dies first, or 2) if the For Life Guarantee is not in effect, until the earlier of Your death or the death of any Joint Owner or until the GWB is depleted, regardless of the performance of the Investment Divisions or level of the Contract Value. The guarantee is fully effective if periodic partial withdrawals taken within any one Contract Year do not exceed the greater of the GAWA or the RMD. Guaranteed withdrawals under the GMWB are non-cumulative; therefore, if You do not take the GAWA or the RMD in one year, You may not take more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent years. On each Contract Anniversary following the Effective Date of this endorsement, the GWB will automatically "step up" to the Contract Value if the Contract Value is greater than the GWB. The withdrawals made under this endorsement are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract or any other endorsements attached to the Contract. For purposes of this endorsement, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Effective Date of this endorsement, including any applicable charges and adjustments to such withdrawals. The total amount received under the guarantee may be less than the GWB at election due to the application of these charges and adjustments. A partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply. Assessment of GMWB Charge. The GMWB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. If the Fixed Account Contract Value is greater than the Fixed Account Minimum Value, the GMWB Charge will be deducted on a pro rata basis from the Investment Divisions and Fixed Account Options, until such time that the Fixed Account Contract Value has been reduced to the Fixed Account Minimum Value, as defined in Your Contract. If the Fixed Account Contract Value is equal to the Fixed Account Minimum Value, the GMWB Charge will be deducted on a pro rata basis from the Investment Divisions. If no value remains in the Investment Divisions and the Fixed Account Contract Value is equal to the Fixed Account Minimum Value, the GMWB Charge will not be assessed for that Contract Quarter.

ICC17 7740 4 The GMWB Charge will be assessed appropriately when the Fixed Account Contract Value is greater than the Fixed Account Minimum Value or any Investment Division has value. The GMWB Charge will be discontinued upon the earlier of the termination of this benefit or the date on which the Contract Value equals zero. Upon termination, a pro rata GMWB Charge will be assessed for the period since the last quarterly GMWB Charge. The GMWB Charges applied to the Investment Divisions result in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. The Company reserves the right to increase the GMWB Charge percentage, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge provision found on the Supplemental Contract Data Pages. Guaranteed Withdrawal Balance. On the Effective Date of this endorsement, the GWB is determined as follows and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages: 1. If the Effective Date of this endorsement is the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable premium taxes. 2. If the Effective Date of this endorsement is after the Issue Date of the Contract, the GWB equals the Contract Value on the Effective Date of this endorsement. With each subsequent Premium payment received after the Effective Date of this endorsement, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the GWB Maximum. With each partial withdrawal, the GWB is reduced. Withdrawals in excess of the GAWA but less than or equal to the RMD are subject to favorable withdrawal treatment, contingent upon Your acceptance of the Company's calculations of the RMD amounts. The RMD calculations will be limited to this Contract only. Partial withdrawals will affect the GWB as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceed the greater of the GAWA or the RMD, and the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or b. zero.

ICC17 7740 5 The GWB may not be withdrawn as a lump-sum and is not payable as a death benefit. Guaranteed Annual Withdrawal Amount. The GAWA% is the percentage upon which the GAWA is based and is defined on the Supplemental Contract Data Pages. The GAWA% is determined at the earlier of: 1) the date You elect to opt out of an increase to the GMWB Charge percentage, 2) the time of the first withdrawal after the Effective Date of this endorsement, 3) the date that the Contract Value reduces to zero, 4) the date that the GMWB endorsement is continued by a spousal Beneficiary, or 5) upon election of the Life Income of the GAWA Income Option. The GAWA% is based on the Designated Life's attained age at the time of determination The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination. With each subsequent Premium payment received after the GAWA% is determined, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the lesser of: 1. the GAWA% multiplied by the subsequent Premium payment, net of any applicable premium taxes; or 2. the GAWA% multiplied by the increase in the GWB. Partial withdrawals will affect the GAWA as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GAWA will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceed the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal. At the end of each Contract Year after the GAWA has been determined, if the For Life Guarantee is not in effect and the GWB is less than the GAWA, the GAWA is set equal to the GWB. Benefit Determination Baseline. On the Effective Date of this endorsement, the BDB is determined as follows: 1. If the Effective Date of this endorsement is the Issue Date of the Contract, the BDB equals the initial Premium payment, net of any applicable premium taxes. 2. If the Effective Date of this endorsement is after the Issue Date of the Contract, the BDB equals the Contract Value on the Effective Date of this endorsement. With each subsequent Premium payment received after the Effective Date of this endorsement, the BDB will be recalculated to equal the BDB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes. No adjustment is made to the BDB for partial withdrawals.

ICC17 7740 6 Guaranteed Withdrawal Balance Bonus. After the Effective Date of this endorsement, a bonus will be applied to the GWB at the end of each Contract Year during the Bonus Period if no withdrawals are taken during that Contract Year. At the time the bonus is applied: 1. The GWB equals the GWB prior to the application of the bonus plus the bonus base multiplied by the Bonus Percentage shown on the Supplemental Contract Data Pages, and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. If the bonus is applied after the GAWA% has been determined, the GAWA is the greater of: a. the GAWA% multiplied by the new GWB; or b. the GAWA prior to the bonus. The bonus base is determined as follows: On the Effective Date of this endorsement, the bonus base is equal to the GWB. With each subsequent Premium payment received after the Effective Date of this endorsement, the bonus base will be recalculated to equal the bonus base prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the Bonus Base Maximum shown on the Supplemental Contract Data Pages. Partial withdrawals will affect the bonus base as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the bonus base will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the bonus base is set equal to the lesser of the GWB following the partial withdrawal or the bonus base prior to the partial withdrawal. Adjustments to the Bonus Base due to partial withdrawals will continue even if You have elected to discontinue the bonus provision to avoid charge increases. The GWB Bonus provision is terminated on the earlier of 1) the date the Contract Value is reduced to zero, 2) the date You elect to discontinue the GWB Bonus provision to avoid charge increases, or 3) the date the GMWB endorsement is terminated. Guaranteed Withdrawal Balance Adjustment. After the Effective Date of this endorsement, if no withdrawals are taken on or prior to the GWB Adjustment Date, the GWB adjustment is applied to the GWB on the GWB Adjustment Date. At the time the GWB adjustment is applied, the GWB will be set equal to the greater of the current GWB or the GWB adjustment, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. The GWB adjustment is determined as follows: On the Effective Date of this endorsement, the GWB adjustment is equal to the GWB Adjustment Percentage shown on the Supplemental Contract Data Pages multiplied by the GWB, subject to the GWB Adjustment Maximum shown on the Supplemental Contract Data Pages.

ICC17 7740 7 With each subsequent Premium payment received after the Effective Date of this endorsement and prior to the first Contract Anniversary following the Effective Date of this endorsement, the GWB adjustment will be recalculated to equal the GWB adjustment prior to the Premium payment plus the Premium payment, net of any applicable premium taxes, multiplied by the GWB Adjustment Percentage, subject to the GWB Adjustment Maximum. With each subsequent Premium payment received on or after the first Contract Anniversary following the Effective Date of this endorsement, the GWB adjustment will be recalculated to equal the GWB adjustment prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the GWB Adjustment Maximum. The GWB Adjustment provision is terminated on the earlier of 1) the GWB Adjustment Date, 2) the date a partial withdrawal is made prior to the GWB Adjustment Date, 3) the date the Contract Value is reduced to zero, 4) the date this GMWB endorsement is terminated, 5) the date this GMWB endorsement is continued by a spousal Beneficiary, or 6) the date You elect to discontinue the GWB Adjustment provision to avoid charge increases. For Life Guarantee. While the Contract is still in effect with a Contract Value greater than zero and before the Income Date, the For Life Guarantee becomes effective on the For Life Guarantee Effective Date shown on the Supplemental Contract Data Pages. If the For Life Guarantee becomes effective after the GAWA% is determined, the GAWA is reset to equal the GAWA% multiplied by the current GWB. The For Life Guarantee is terminated when this GMWB endorsement is terminated or if this GMWB endorsement is continued by a spousal Beneficiary. Contract Value Reduces to Zero. If the Contract Value is reduced to zero, all other rights under the Contract cease, no subsequent Premium payments will be accepted, all other endorsements are terminated without value, and Spousal Continuation is not available upon the death of the Owner or the death of any Joint Owner. The Bonus Period is terminated and no further bonuses are applied. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time the Contract Value falls to zero and the GAWA will be equal to the GAWA% multiplied by the GWB. If the For Life Guarantee is in effect, You will receive annual payments of the GAWA until the death of the Designated Life or the death of any Joint Owner. If the For Life Guarantee is not in effect, You will receive annual payments of the GAWA until the earlier of the depletion of the GWB, the death of the Designated Life or the death of any Joint Owner. With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted. The last payment will not exceed the remaining GWB at the time of payment. Upon the death of the Designated Life or the death of any Joint Owner, all payments will cease. No death benefit will apply.

ICC17 7740 8 Subject to the Company's approval, You may elect to receive payments more frequently than annually. However, the total of the payments made during the year may not exceed the annual payment amount described above. If the GAWA is less than the Minimum GAWA shown on the Supplemental Contract Data Pages, the Company may, at its discretion, require the GAWA to be paid in annual intervals or pay the present value of future GAWA payments in a lump-sum, net of any applicable taxes and subsequently terminate the endorsement. The actuarial basis for computing the present value of the future GAWA payments will be the same as the Basis of Computation described in Your Contract. Guaranteed Withdrawal Balance Step-Up. On each Contract Anniversary following the Effective Date of this endorsement, the GWB will automatically step up to the Contract Value if the Contract Value is greater than the GWB. At the time of step-up: 1. The GWB is set equal to the Contract Value, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. The bonus base equals the greater of: a. the new GWB; or b. the bonus base prior to the step-up. 3. The BDB equals the greater of: a. the Contract Value; or b. the BDB prior to the step-up. If the step-up occurs after the GAWA% has been determined, then: 1. if the Contract Value is greater than the BDB prior to the step-up and the For Life Guarantee is still in effect, the GAWA% is re-determined based on the attained age of the Designated Life, and 2. the GAWA is the greater of: a. the GAWA% (as re-determined, if applicable) multiplied by the new GWB; or b. the GAWA prior to the step-up." 4) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon Your death or the death of any Joint Owner, while the Contract is still in effect, the death benefit payable is guaranteed not to be less than the GMWB death benefit. Upon continuation of the Contract by a spousal Joint Owner or a spousal Beneficiary, the spouse may elect to terminate the GMWB on the continuation date and thereafter no GMWB Charge will be assessed. If the spouse elects to terminate the GMWB on the continuation date, the Contract will continue at a new Contract Value determined as the greater of the current Contract Value or the GMWB death benefit. The difference between the GMWB death benefit and the current Contract Value is defined as the "continuation adjustment." The Company will allocate the continuation adjustment to the Investment Divisions and Fixed Account Options based on the current allocation rules for the Contract.

ICC17 7740 9 If the GMWB is continued by the spouse, the GMWB death benefit will not be included in any applicable continuation adjustment. The For Life Guarantee and the Guaranteed Withdrawal Balance Adjustment provisions will no longer be effective and the GAWA% will not change on future step-ups. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age on the continuation date and the GAWA will be equal to the GAWA% multiplied by the GWB. No other adjustments will be made to the GWB, GAWA, or GMWB death benefit at the time of such continuation. Step-ups will continue as permitted in accordance with the rules described under the Guaranteed Withdrawal Balance Step-Up provision. Bonuses will continue to apply in accordance with the rules described in the Guaranteed Withdrawal Balance Bonus provision. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the Effective Date of this endorsement will continue to be the original endorsement Effective Date. The Bonus Period will continue to be based on the original Effective Date of this endorsement or the most recent bonus base step-up, if applicable. The latest date upon which the Bonus Period can re-start will continue to be based on the Designated Life's attained age. GMWB Death Benefit. On the Effective Date of this endorsement, the GMWB death benefit is equal to the GWB. With each subsequent Premium received after the Effective Date of this endorsement, the GMWB death benefit is recalculated to equal the GMWB death benefit prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the GMWB Death Benefit Maximum shown on the Supplemental Contract Data Pages. Partial withdrawals will affect the GMWB death benefit as follows: a. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GMWB death benefit will be unchanged. b. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceed the greater of the GAWA or the RMD, and the GMWB death benefit is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal. The GMWB death benefit will terminate on the date the Contract Value equals zero." 5) The following language is added to the INCOME PROVISIONS of the Contract: "On the Latest Income Date, in addition to the Income Options available in Your Contract, one of the following GMWB Income Options may be elected:

ICC17 7740 10 LIFE INCOME OF THE GAWA. This option is only available if the For Life Guarantee is in effect on the Latest Income Date. You are entitled to receive payments of a fixed dollar amount payable during the lifetime of the Owner (with Joint Owners, the lifetime of the Joint Owner who dies first). The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time of election of this income option and the GAWA will be equal to the GAWA% multiplied by the GWB. This amount will be paid in the frequency (not less than annually) that You elect. No further annuity payments are payable after the death of the Owner. Therefore, it is possible for the Owner to receive only one payment under this income option if the Owner has an early death. The death benefit payable to the Beneficiary upon the receipt of due proof of death of the Owner or either Joint Owner is equal to the GMWB death benefit (if it has not been terminated) as of the Latest Income Date. If the GMWB death benefit has been terminated prior to the Latest Income Date, there is no death benefit payable upon the death of the Owner. SPECIFIED PERIOD INCOME OF THE GAWA. This option is only available if the For Life Guarantee is not in effect on the Latest Income Date. You are entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option, but will not exceed the remaining GWB. This amount will be paid over the determined number of years in the frequency (not less than annually) that You elect. If, at the death of the Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. The death benefit payable to the Beneficiary(ies) upon the receipt of due proof of death of the Owner (or either Joint Owner) is equal to the GMWB death benefit (if it has not been terminated) as of the Latest Income Date. If the GMWB death benefit has been terminated prior to the Latest Income Date, there is no additional death benefit payable. If the Owner (or both Joint Owners) is not deceased as of the date that the final payment of the remaining GWB is due, the additional death benefit will be payable in a lump-sum to the Owner along with the remaining GWB. This option may not be available on certain Qualified Plans. LIFE INCOME WITH ADDITIONAL DEATH BENEFIT. This option is only available if the Owner is the Annuitant or is non-natural and the GMWB death benefit has not been terminated. An annuity payable monthly during the lifetime of the Annuitant. Under this income option, no further annuity payments are payable after the death of the Annuitant, and there is no provision for a death benefit payable to the Owner. Therefore, it is possible under this option to receive only one monthly annuity payment under this income option if the Annuitant has an early death. An additional death benefit payable to the Beneficiary upon the death of the Annuitant is equal to the excess, if any, of a. over b. where: a. is the GMWB death benefit determined as of the Latest Income Date and b. is the Contract Value determined as of the Latest Income Date.

ICC17 7740 11 JOINT AND SURVIVOR INCOME WITH ADDITIONAL DEATH BENEFIT. This option is only available if the Owner is the Annuitant or is non-natural and the GMWB death benefit has not been terminated. An annuity payable monthly while both the Annuitant and a designated second person are living. Upon the death of either person, the monthly annuity payments will continue during the lifetime of the survivor at either the full amount previously payable or as a percentage (either one-half or two-thirds) of the full amount, as chosen at the time of election of the income option. If a reduced annuity payment to the survivor is desired, variable annuity payments will be determined using either one-half or two-thirds of the number of each type of Annuity Unit credited. Fixed annuity payments will be equal to either one-half or two-thirds of the fixed annuity payment payable during the joint life of the Annuitant and the designated second person. Annuity payments terminate automatically and immediately upon the death of the surviving person without regard to the number or total amount of payments received. There is no minimum number of fixed annuity payments, and it is possible to have only one monthly annuity payment if both the Annuitant and the designated second person die before the due date of the second payment. An additional death benefit payable to the Beneficiary upon the death of the survivor is equal to the excess, if any, of a. over b. where: a. is the GMWB death benefit determined as of the Latest Income Date and b. is the Contract Value determined as of the Latest Income Date. LIFE ANNUITY WITH 120 MONTHLY PERIODS GUARANTEED WITH ADDITIONAL DEATH BENEFIT. This option is only available if the Owner is the Annuitant or is non-natural and the GMWB death benefit has not been terminated. An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for fewer than the guaranteed 120 monthly periods, the balance of the guaranteed number of payments will continue to be made to the Beneficiary as scheduled. The Beneficiary(ies) may elect to continue receiving the fixed and variable payments according to the terms of this Contract or may alternatively elect to receive the present value of any remaining guaranteed payments in a single lump-sum, the amount of which the Company will calculate using the interest rate the Company originally used to determine the benefit payments upon annuitization. The present value of any remaining guaranteed payments will be based on the total annuity payment as of the date of the calculation. An additional death benefit payable to the Beneficiary upon the death of the Annuitant is equal to the excess, if any, of a. over b. where: a. is the GMWB death benefit determined as of the Latest Income Date and b. is the Contract Value determined as of the Latest Income Date."

ICC17 7740 12 TERMINATION OF THE GMWB. The GMWB terminates, a pro rata GMWB Charge will be deducted from Your Contract Value for the period since the last quarterly GMWB Charge, and all endorsement benefits end on the earlier of: 1. the date You elect to receive income payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless continued by the spouse; 5. the continuation date if the spouse elects to terminate the GMWB; 6. the date upon which You receive the single lump-sum payment because the Contract Value has fallen to zero and the GAWA is less than or equal to the Minimum GAWA shown on the Supplemental Contract Data Pages; and 7. the date upon which all obligations for payment under this endorsement have been satisfied after the Contract has been terminated. Signed for the Jackson National Life Insurance Company President

JACKSON®
NATIONAL LIFE INSURANCE COMPANY

SUPPLEMENTAL CONTRACT DATA PAGES

Contract Number: [1234567890]

Benefit: For Life Guaranteed Minimum Withdrawal Benefit with Bonus, Annual Step-Up and Death Benefit

Designated Life: [John Doe]

Designated Life Issue Age: [45]

Bonus Percentage: [6%] of the bonus base

Bonus Base Maximum: [$5,000,000.00]

GWB Adjustment Percentage: [200%] of the GWB

Guaranteed Withdrawal Balance (GWB) Adjustment Date: The later of (a) the Contract Anniversary on or immediately following the Designated Life's [70th] birthday, or (b) the [12th] Contract Anniversary following the Effective Date of this endorsement.

GWB Adjustment Maximum: [$5,000,000.00]

GWB Maximum: [$5,000,000.00]

For Life Guarantee Effective Date: The later of:

1. the Contract Anniversary on or immediately following the Designated Life's attained age [59 1/2]; or
2. the Effective Date of this endorsement.

GMWB Death Benefit Maximum: [$5,000,000.00]

Minimum GAWA: [$500]

GAWA%:

Attained Age	GAWA%
[35-64	3.00%
65-74	4.00%
75-80	4.50%
81+	5.00%]

ICC17 7740-S

ICC17 7740-S 2 SUPPLEMENTAL CONTRACT DATA PAGES (CONT'D) Guaranteed Minimum Withdrawal Benefit (GMWB) Charge. The GMWB Charge is comprised of two components: a GMWB withdrawal benefit charge and a GMWB death benefit charge. The GMWB withdrawal benefit charge percentage equals [0.1750%] of the GWB on a quarterly basis. The GMWB death benefit charge percentage equals [0.2000%] of the GMWB death benefit on a quarterly basis. The GMWB Charge is deducted (i) at the end of each Contract Quarter, and (ii) upon termination of the GMWB. The GMWB withdrawal benefit charge or GMWB death benefit charge may increase, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge. Maximum Guaranteed Minimum Withdrawal Benefit Charge. On each [5th] Contract Anniversary following the Effective Date of this endorsement, the Company reserves the right to increase the GMWB withdrawal benefit charge percentage by up to [0.0250%] on a quarterly basis. The Maximum GMWB withdrawal benefit charge percentage is [0.3500%] on a quarterly basis. You may elect to opt out of the current and any future GMWB withdrawal benefit charge percentage increases by forfeiting the bonus provision, automatic step-ups, the GWB Adjustment and any other increases to the GWB and GAWA. Upon such election, no future Premium payments will be allowed and the GAWA% will be determined with no future recalculation. On each [5th] Contract Anniversary following the Effective Date of this endorsement, the Company reserves the right to increase the GMWB death benefit charge percentage by up to [0.0375%] on a quarterly basis. The Maximum GMWB death benefit charge percentage is [0.4000%] on a quarterly basis. You may elect to opt out of the current and any future GMWB death benefit charge percentage increases by forfeiting increases to the GMWB death benefit. Upon such election, no future Premium payments will be allowed. Election to opt out of an increase to either GMWB benefit charge is final and must be received in Good Order prior to the Contract Anniversary on which the GMWB withdrawal charge percentage or GMWB death benefit charge percentage are scheduled to increase. If the GMWB withdrawal benefit charge percentage or GMWB death benefit charge percentage are increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMWB withdrawal benefit charge percentage or GMWB death benefit charge percentage are scheduled to increase. Bonus Period. The Bonus Period begins on the Effective Date of this endorsement and will re-start at the time the bonus base is increased due to a step-up if the step-up occurs on or before the Contract Anniversary immediately following the Designated Life's [80th] birthday. The Bonus Period ends on the earlier of (a) the [10th] Contract Anniversary following the beginning of the most recent Bonus Period, or (b) the date on which the Contract Value falls to zero for any reason.

ICC17 7740-S 3 Effective Date. This endorsement is effective on the Issue Date of the Contract to which it is attached unless otherwise stated. Signed for the Jackson National Life Insurance Company President